EXHIBIT 11

                           AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                     Basic                             Diluted (2)
                                                              earnings per share                   earnings per share
                                                            1998             1997(3)             1998             1997(3)

Average shares outstanding for the three month
period ending March 31,                                      3,801,735          3,667,441          3,801,735         3,667,441

     Incremental shares resulting from
     conversion of common stock equivalents:

        Options to purchase shares of common stock
        at an exercise price of $5.58- $13.52
        (471,417 and 448,565
        options at March 31, 1998 and 1997,
        respectively) (1)                                                                             79,592            25,416
                                                      ----------------- ------------------ ------------------ -----------------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at March 31,                                                                               79,592            25,416
                                                      ----------------- ------------------ ------------------ -----------------

Total shares and  incremental  shares  resulting from conversion of common stock equivalents at March 31,
                                                             3,801,735          3,667,441          3,881,327         3,692,857
                                                      ================= ================== ================== =================

Percentage of incremental shares resulting from
conversion of common stock equivalents at  March 31,
                                                                                                       2.05%             0.69%
                                                      ================= ================== ================== =================


                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of March 31, 1998 and 1997, respectively:

                               March 31, 1998   March 31, 1997
                               --------------   --------------

 Grant price  $5.582              3,328              3,328
 Grant price  $7.614                                16,913
 Grant price  $8.182              5,555              6,105
 Grant price  $8.273              5,264              5,264
 Grant price  $8.977                                11,550
 Grant price  $9.432              3,300              3,300
 Grant price  $9.545              5,005              5,335
 Grant price  $9.659             11,000             14,025
 Grant price  $9.773              8,250             28,050
 Grant price $10.114             12,100             13,200
 Grant price $10.500                                 1,815
 Grant price $10.750             11,000             11,000
 Grant price $11.023             80,850
 Grant price $11.364             19,250             19,250
 Grant price $11.591              3,300              4,400
 Grant price $12.159             95,920            105,270
 Grant price $12.614             61,545             70,620
 Grant price $12.745                                 1,815
 Grant price $12.841             19,250
 Grant price $12.955            118,250            119,075
 Grant price $13.523              8,250              8,250

                              ------------      ------------
                                471,417            448,565
                              ============      ============



   (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on March 31, 1998 and 1997, as reported on the American Stock Exchange.

  (3) 1997 amounts are restated to reflect the 10% stock dividend paid to stockholders of record as of March 31, 1998.